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                                                                     EXHIBIT 5.1




                                 June 9, 1995




USA Waste Services, Inc.
5000 Quorum, Suite 300
Dallas, Texas  75240


Gentlemen:

         We have acted as counsel for USA Waste Services, Inc., an Oklahoma corporation (the "Company"), in connection with the filing of the Registration Statement on Form S-4 with respect to the registration of 4,000,000 shares of the Common Stock, $.01 par value (the "Common Stock"), of the Company, for issuance and sale from time to time by the Company in connection with the acquisition of businesses and properties by the Company.

         We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction, of the following:

         (a) the Certificate of Incorporation of the Company as filed with the Secretary of State of Oklahoma on September 30, 1987, as amended;

         (b)     the By-laws of the Company; and

         (c) the Registration Statement on Form S-4 of the Company filed with the Securities and Exchange Commission (the "Registration Statement").

         We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation or prerequisites to the effectiveness thereof.
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USA Waste Services, Inc.
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June 9, 1995


         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the States of Oklahoma;

         (ii) the authorized capital of the Company consists of 50,000,000 shares of Common Stock, of which, as of March 31, 1995, 22,678,874 were issued and outstanding, and 10,000,000 shares of Preferred Stock, $.01 par value, of which, as of the date hereof, no shares are issued and outstanding;

         (iii) the 4,000,000 shares of Common Stock registered under the Registration Statement are duly authorized and when issued by the Company, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the Statements made regarding our Firm and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                                   Very truly yours,


                                                   SNELL & SMITH, A Professional
                                                            Corporation